UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/20/2016

STEPAN COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number:  1-4462

Delaware	36-1823834
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Edens and Winnetka Road, Northfield, Illinois 60093

(Address of principal executive offices, including zip code)

(847)446-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.Costs Associated with Exit or Disposal Activities

On May 20, 2016, Stepan Company (the "Company") issued a press release announcing its plan to cease production activities at its Longford Mills, Canada facility by the end of 2016.  The full text of the press release is attached as Exhibit 99.1 to this Current Report and is hereby incorporated by reference herein.

On May 19, 2016, the Board of Directors of the Company approved a plan to shutdown the Company's Longford Mills, Canada manufacturing plant. Activities relating to the Longford Mills plant closure will take place over the course of 2016.  This action will result in a workforce reduction of approximately 30 employees.  Company products currently manufactured at the Longford Mills facility will be transferred to other production sites within the Company's existing North American network.

The total remaining costs associated with the plant shutdown are expected to be $8 million. These costs are expected to be recognized during the final three quarters of the year as incurred.  Approximately one-half of the total expected costs are associated with accelerated depreciation.  Other significant cost components relate to severance and plant shutdown expenses, estimated to be $1 million and $3 million, respectively.

Excluding these charges, the Company expects to recognize net pre-tax manufacturing savings of less than $1 million in 2016 increasing to $3 million in 2018.

Given that the Company is in the early stages of the shutdown process, the amount and timing of some of these charges and savings are uncertain.  The Company will amend its Current Report on Form 8-K, or disclose in another periodic filing with the Securities and Exchange Commission, the amount of any material impairment, charges, or savings once they are determinable.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about estimated costs or savings expected to be incurred in connection with the facility closure; the timing of when such costs or savings are expected to be incurred, the financial impact of such facility closure, future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. These forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to business, economic and competitive risks and uncertainties, many of which are difficult to predict and beyond our control that could cause actual results to differ materially from those projected, anticipated or implied.

The most significant of these uncertainties are described in Stepan Company’s Form 10-K, Form 8-K and Form 10-Q reports and exhibits to those reports, and include (but are not limited to), prospects for our foreign operations, foreign currency fluctuations, certain global and regional economic conditions, the probability of future acquisitions and the uncertainties related to the integration of acquired businesses, the probability of new products, the loss of one or more key customer or supplier relationships, the costs and other effects of governmental regulation and legal and administrative proceedings, including the expenditures necessary to address and resolve environmental claims and proceedings, and general economic conditions.  These forward-looking statements and the information set forth herein speaks only as of the date hereof, and Stepan Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.Financial Statements and Exhibits

(d)  Exhibits

       Exhibit Number: 99.1

       Description: Press Release of Stepan Company dated May 20, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEPAN COMPANY

Date: May 20, 2016	By:	/s/ Jennifer Ansbro Hale
Jennifer Ansbro Hale
Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release of Stepan Company dated May 20, 2016